AGREEMENT TO ADVANCE FUNDS

This Agreement to Advance Funds (the "Agreement") is made by and between Yale Farar, an individual, and Rokwader, Inc., a Delaware corporation (the "Company").

WHEREAS, the Company has filed a registration statement on Form SB-2, and amendment thereto (collectively, the "Registration Statement"), with the Securities and Exchange Commission (the "SEC") contemplating an offering of 125,000 shares of the Company's common stock at $1.00 per share (the "Offering");

WHEREAS, the Company anticipates the fees and expenses relating to the Offering will total approximately $100,000;

WHEREAS, the Company anticipates first paying such expenses from its treasury;

WHEREAS, as of September 15, 2005, the expenses incurred relating to the Offering totaled $66,748 and the Company's available cash balance was $34,492;

WHEREAS, the Company acknowledges that the fees and expenses relating to the Offering yet to be incurred may exceed the Company's available cash balance; and

WHEREAS, as a director, officer and beneficial owner of shares of the Company, Mr. Farar desires the Company to continue to pursue the registration of the shares and to conduct the Offering,

NOW, THEREFORE, for and in consideration of the promises and mutual covenants herein contained, and other valuable consideration, the parties hereto hereby agree as follows:

1.    Advancement of Funds.

(a)
Advancement of funds up to $50,000.  In consideration of the Company's commitment to continue with the registration process and to conduct and complete the Offering should fees and expenses exceed the funds immediately available in its treasury, Mr. Farar hereby agrees to advance up to a total of $50,000 for use towards fees and expenses relating to the Offering, including, but not limited to, the legal, accounting, filing and printing costs associated with the Registration Statement.

(b)	Further advances. Mr. Farar further agrees to consider any further requests for advancement of funds in excess of $50,000, but advancement of any additional funds shall remain subject to Mr. Farar's sole discretion.

2.    Requesting an Advance of Funds. Mr. Farar shall advance funds upon request of the Company upon disclosure of the Company's available cash balance, expenses incurred in relation to the Offering to the date of the request, and a reasonable projection of the anticipated fees and expenses to be incurred in relation to the Offering within the 30 day period subsequent to the request.

3.     Tracking Advanced Funds. In connection with each advance of funds by Mr. Farar to the Company, the parties shall execute a note in substantially similar form to Exhibit A to this Agreement.

4.     No Interest on Advanced Funds. The funds advanced by Mr. Farar shall bear no interest nor entitle Mr. Farar to any fees or any reimbursement other than the face value of any outstanding notes.

5.     Reimbursement of Advanced Funds. The Company shall reimburse Mr. Farar for the aggregate amount of any advances, as reflected by any notes outstanding, upon release of the Offering proceeds from escrow upon consummation of a merger or acquisition. The Company shall repay any advances pursuant to this Agreement prior to reimbursing costs incurred in relation to the consummation of the business combination.

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement upon proper legal authority as of the 21st day of September, 2005.

/s/ Yale Farar	/s/ Mitchell Turk
Yale Farar, an individual	Mitchell Turk, Chief Financial Officer and Secretary Rokwader, Inc.

EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

PROMISSORY NOTE

$____________	Los Angeles, CA
______________, 200_

FOR VALUE RECEIVED, Rokwader, Inc., a Delaware corporation (the "Company"), promises to pay to the order of Yale Farar, an individual (the "Holder"), the principal amount of $            , payable upon the consummation of a business combination between the Company and an entity to be identified ("Due Date"), in relation to the Company's registration and offering of shares of common stock pursuant to Rule 419 promulgated under the Securities Act of 1933. The principal amount shall not bear any interest.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1.  Agreement to Advance Funds. This Note is being issued pursuant to the terms of the Agreement to Advance Funds entered into by and between the Company and the Holder and dated September 21, 2005 (the "Agreement").

2.  Payments. All payments of principal in respect of this Note shall be made in lawful money of the United States of America in same day funds at the principal office of the Holder, or at such other place as Holder may designate in writing. Each payment made hereunder shall be credited to outstanding principal due.

3.  Prepayment Privilege. This Note may be prepaid at any time, without premium or penalty.

4.  Events of Default. All liabilities of the Company under this Note shall be immediately due and payable, without notice or demand, upon or at any time after the occurrence or existence of any one or more of the following "Events of Default":

(a) A proceeding shall have been instituted in a court having jurisdiction over the Company seeking a decree or order for relief in respect of Company in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law and such involuntary case shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days, or Company shall commence a voluntary case under any such law or consent to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official).

(b) The Company shall have filed a notice of withdrawal of the Company's registration statement on Form SB-2 with the Securities and Exchange Commission (the "SEC"); or

(c) The Company shall have failed to complete the contemplated offering within 6 months from date of the prospectus contained in registration statement on Form SB-2 as declared effective by the SEC.

5.
Successors and Assigns. The rights and obligations of the Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. The Company may not assign its obligations hereunder without the consent of the Holder; the Holder may assign its rights, interests or obligations hereunder, in whole or in part.

6.	Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder.

7.
Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth on the register maintained by the Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

8.
Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees, and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

9.
Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

10.
Waiver of Jury Trial. To the fullest extent permitted by applicable law, the Company and the Holder hereby irrevocably and expressly waive all right to a trial by jury in any action, proceeding, counterclaim (whether based upon contract, tort or otherwise) arising out of or relating to this Note, or other documents entered in connection herewith or the transactions contemplated hereby.

11.	Headings. The headings of the sections and subsections of this Note are inserted for convenience only and do not constitute a part of this Note.

12.
Severability. In case any one or more of the provisions contained in this Note shall be deemed invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13.
Miscellaneous. In the event the Holder at any time discovers that this Note contains an error which was caused by clerical mistake, calculation error, computer error, printer error, or similar error, the Company agrees, upon notice from the Holder to execute any amendment or modification hereto that is necessary to correct any such errors, and the Company also agrees not to hold the Holder responsible for any damage resulting from such error. If this Note is lost, stolen, mutilated or destroyed, and the Holder delivers to the Company an indemnification in the Company's favor, signed by the Holder, the Company will sign and deliver to Holder, a note identical in form and content which will have the effect of the original Note for all purposes.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered as of the day and year first above written.

ROKWADER, INC.

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